SHAREHOLDERS AGREEMENT

THIS AGREEMENT made this 26th day of September, 1994.

BY AND AMONG:      TRIPLES HOLDINGS LIMITED, a corporation duly incorporated
                   under the laws of Ontario,

                   (hereinafter referred to as "TRIPLES");

AND:               a corporation to be incorporated under the laws of Barbados,

                   (hereinafter referred to as "HRHCO");

AND:               ISADORE SHARP, an individual residing in Toronto, Ontario,
                   Canada,

                   (hereinafter referred to as "SHARP");

AND: HIS ROYAL HIGHNESS PRINCE ALWALEED BIN TALAL BIN ABDULAZIZ AL SAUD, an individual residing in Riyadh, Saudi Arabia,

                   (hereinafter referred to as "HRH");

            WHEREAS, Triples, HRH and Sharp entered into a Tender Agreement, dated September 26, 1994 (the "Tender Agreement") which provides, subject to the terms and conditions set forth therein, that HRH will cause HRHCO to (a) make a takeover bid to purchase 25% of all issued and outstanding subordinate voting shares ("SVS") of Four Seasons Hotels Inc., a corporation duly incorporated under the laws of Ontario (the "Corporation"), and (b) to purchase directly from Triples 25% of all issued and outstanding multiple voting shares ("MVS") of the Corporation;

            WHEREAS, the parties hereto wish to enter into this Agreement to govern their relationship as shareholders of the Corporation as and from the date that HRHCO takes up and pays for the MVS and SVS.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree and understand as follows:

                                    ARTICLE I
                                 INTERPRETATION

1.1 DEFINITIONS. For the purpose of this Agreement, the following words and phrases shall have the following meanings, respectively, unless the context otherwise requires.

(a)         "Act" shall mean the BUSINESS CORPORATIONS ACT (Ontario).

(b) "best efforts" shall mean best efforts, but shall not imply an obligation to pay money should an unforeseen event occur.

(c) "Closing" shall have the meaning ascribed thereto in Section 5.1 hereof.

(d) "HRHCO Election Period" and "HRHCO Change of Control Election Period" shall have the meanings ascribed thereto in Section 4.3 hereof.

(e) "Member of the Sharp Family" shall mean Sharp, his spouse, any of this issue and the spouses of any of them, his or their legal representatives, any corporation of which all of the voting shares are beneficially owned, directly or indirectly, by any one or more of the foregoing persons, corporations or other entities, and any trust the only beneficiaries of which are any one or more of the foregoing persons, corporations or other entities.

(f) "Offer Notice" and "Offer Notice of Change of Control" shall have the meaning ascribed thereto in Section 4.3 hereof.

(g) "Parties" shall mean the Persons named in the preamble hereof, and shall include any other Person that becomes a Shareholder after the date hereof; and "Party" shall mean any one of them. In the event, however, that any Shareholder shall, after the date hereof, cease to be a Shareholder of the Corporation, then such Party shall thereupon cease to be a Party to this Agreement, and this Agreement shall be deemed to have been amended accordingly.

(h) "Permitted HRH Assignee" shall mean HRH, his spouse, any of his issue and the spouses of any of them, any corporation of which all of the voting shares are beneficially owned, directly or indirectly, by any one or more of the foregoing persons, corporations or other entities and any trust the only beneficiaries of which are any one or more of the foregoing persons, corporations or other entities.

(i) "Permitted Sharp Transferee" shall mean a Member of the Sharp Family or a bona fide financial institution that has been granted a security interest in Securities by Triples or a Member of the Sharp Family which institution takes such interest subject to this Agreement.

(j) "Person" shall mean an individual, corporation, company, cooperative, partnership, trust, unincorporated association or governmental body, whether now or hereafter in existence; and pronouns that refer to a Person shall have a similarly extended meaning.

(k)         "Prohibited Transfer" shall have the meaning ascribed thereto in
            Section 4.1 hereof.

(l) "Securities" shall mean any and all MVS, SVS or other securities of the Corporation beneficially owned by a Shareholder, provided that, in the case of Permitted Sharp Transferee other than Sharp, such term shall not include MVS, SVS or other securities of the Corporation acquired from Persons other than

            Triples and Sharp but shall include MVS, SVS or other securities of the Corporation acquired from other Permitted Sharp Transferees where such MVS, SVS or other securities of the Corporation were " Securities" in the hands of such other Permitted Sharp Transferees immediately prior to such acquisition.

(m) "Shareholder" shall mean any one of Triples, HRHCO and any Permitted Sharp Transferee or any Permitted HRH Assignee which has acquired shares of Triples or Securities.

(n) "Third Party Offer" and "Third Party Control Offer" shall have the meanings ascribed thereto in Section 4.3 hereof.

1.2 GENDER. Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa, unless the context otherwise dictates.

1.3 HEADINGS. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or the interpretation of this Agreement.

1.4 SEVERABILITY. Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof which shall remain in full force and effect.

1.5. ENTIRE AGREEMENT. This Agreement, together with any counterpart hereto or other instrument to be delivered pursuant hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, superseding any negotiations, prior discussions and prior agreements among any or all of the Parties.

1.6 AMENDMENTS. No amendment to this Agreement shall be binding unless otherwise expressly provided in an instrument in writing duly executed by the Parties.

1.7 WAIVER. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided in an instrument in writing duly executed by the Party to be bound thereby.

1.8 GOVERNING LAW. This Agreement shall be governed, interpreted and construed by and in accordance with the laws currently in force in the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.9 SCHEDULE. Schedule 7.3 is annexed to and incorporated in this Agreement by reference and is deemed to be a part hereof.

1.10 PREAMBLE. The preamble hereto is incorporated herein by reference and deemed to be a part of this Agreement.

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                                       4



1.11 BINDING EFFECT. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, but not limited to, any trustee or administrator succeeding to the assets of Sharp. It is expressly agreed and understood by the Parties that HRHCO may only assign its rights and obligations hereunder to a Permitted HRH Assignee. The Parties hereto mutually covenant and agree that they shall sign and execute all such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intentions of this Agreement.

                                   ARTICLE II
                                   MANAGEMENT

2.1 BOARD OF DIRECTORS. Two persons nominated by HRHCO shall be elected directors of the Corporation as soon as practicable after HRHCO has taken up and paid for the MVS and SVS. HRHCO shall be free to change its nominees at any time at its discretion. Triples shall cast each vote represented by the Securities it owns, and Sharp shall use his best efforts to cause such nominees of HRHCO to be at all times elected or re-elected directors of the Corporation. In the event that any nominee of HRHCO ceases to be a director of the Corporation prior to the expiration of his appointed term, Triples and Sharp shall use their best efforts to ensure that such vacancy shall be filled by HRHCO's nominee. Triples and Sharp agree to use their best efforts to prevent any Triples' nominee on the Corporation's Board of Directors from voting in favour of any resolutions delegating any power of the Board of Directors of the Corporation to a single director or officer, other than for the purpose of implementing resolutions adopted by the Board of Directors or any committee thereof. Similarly, Sharp and Triples agree to use their best efforts to cause management of the Corporation to consult with HRH and seek and consider (without any obligation to follow) his recommendations before formulating any plan to make a fundamental change in the capital structure of the Corporation.

2.2 BOARD COMMITTEES. Triples and Sharp shall use their best efforts to cause Triples' nominees on the Board of Directors of the Corporation to cause each committee of the Board of Directors of the Corporation to include at least one director nominated by HRHCO.

2.3 NOTICE. Triples and Sharp agree to use their best efforts to ensure that notice of any meeting of the Board of Directors of the Corporation be given at least seventy-two (72) hours prior to the meeting.

                                   ARTICLE III
                                 SPECIAL MATTERS

3.1 SPECIAL MATTERS. Sharp and Triples, through the exercise (or withholding thereof) of the voting rights attached to the Securities owned from time to time by Triples or by any Permitted Sharp Transferee, shall ensure that no act, decision or resolution which has any of the objects or purposes set forth in subparagraphs 3.1(a) through 3.1(f), inclusive, may be approved by the Corporation's shareholders unless such act, decision, or resolution has been approved by HRHCO prior thereto:

            (a) any decision of the Corporation to wind up, dissolve, liquidate or otherwise cease to carry on the existing business of the Corporation;

            (b)   any plan of arrangement of the Corporation;

            (c) the sale of all or substantially all of the assets of the Corporation;

            (d)   any change in the auditors of the Corporation;

            (e)   the merger or amalgamation of the Corporation; and

            (f)   any change in the articles or by-laws of the Corporation.

                                   ARTICLE IV
                             RESTRICTION ON TRANSFER

4.1 NO TRANSFER BY TRIPLES. Except as permitted in this Article IV: (a) none of Triples, Sharp or any Permitted Transferee may sell, transfer, in whole or in part, directly or indirectly, any Securities or any right, title or interest therein (a "Prohibited Transfer"); and (b) any proposed or effected change of control of Triples, within the meaning of the Act, shall be a Prohibited Transfer.

4.2 ASSIGNMENT TO PERMITTED SHARP TRANSFEREE. Notwithstanding Sections 4.1 and 4.3, Triples, Sharp and any Permitted Sharp Transferee may transfer or assign all or any portion of the Triples shares or the Securities to a Permitted Sharp Transferee, provided that, prior to such transfer or assignment, such Permitted Sharp Transferee shall have executed a counterpart of this Agreement in accordance with Section 7.3 hereto and provided further (i) that before Sharp's death or incapacity, none of the foregoing transfers shall be permitted if, immediately following such transfers, Sharp would cease to own directly or indirectly, Securities granting to Sharp more than 50% of the voting rights attached to all voting securities of the Corporation, and (ii) that after Sharp's death or incapacity, none of the foregoing transfers shall be permitted if, immediately following such transfers, Permitted Sharp Transferees would cease to own, directly or indirectly, Securities granting to Permitted Sharp Transferees more than 50% of the voting rights attached to all voting securities of the Corporation.

4.3 RIGHT OF FIRST OFFER. (a) Subject to Section 4.2 hereof and paragraphs (b) and (c) below, if at any time Triples or a Permitted Sharp Transferee desires to sell any Securities, Triples or the Permitted Sharp Transferee shall first offer such Securities by written notice (the "Offer Notice") to HRHCO on specific terms and conditions, which shall include a price payable only in cash. Within thirty (30) days after receiving the Offer Notice (the "HRHCO Election Period"), HRHCO may irrevocably elect to purchase all of such Securities, at such price and on such terms and conditions. In the event that no such election is made by HRHCO, Triples or the Permitted Sharp Transferee shall be free to offer such Securities to a third party (a "Third Party Offer") on terms and at a price no less favourable to Triples or the Permitted Sharp Transferee than the terms and price offered to HRHCO, provided that any sale to a third party must be consummated within ninety (90) days from the end of the HRHCO Election Period. If no sale to, and purchase by, a third party takes place within such ninety
(90) day period, Triples
or the Permitted Sharp Transferee may not thereafter transfer such Securities without again following and being subject to this Section 4.3.

            (b) Subject to Section 4.2 hereof and paragraphs (a) above and (c) below, if, at any time, Triples or a Permitted Sharp Transferee desires to sell any Securities and if, as a result of the consummation of the sale of such Securities, Sharp, or, after his death or incapacity, Permitted Sharp Transferees would cease to own, directly or indirectly, Securities granting to Sharp or such Permitted Sharp Transferee more than 50% of the voting rights attached to all voting Securities of the Corporation, Triples or the Permitted Sharp Transferee shall first offer such Securities by written notice (the "Offer Notice of Change of Control") to HRHCO on specific terms and conditions, which shall include a price payable only in cash. Within sixty (60) days after receiving the Offer Notice of Change of Control (the "HRHCO Change of Control Election Period"), HRHCO may elect irrevocably to purchase all of such Securities subject only to customary regulatory approvals, at such price and on such terms and conditions. In the event that no such election is made by HRHCO, Triples or the Permitted Sharp Transferee shall be free to offer such Securities to a third party (a "Third Party Offer for Control") on terms and at a price no less favourable to Triples or the Permitted Sharp Transferee than the terms and price offered to HRHCO, provided (i) that either any sale to a third party is consummated or an agreement to sell such Securities entered into, subject only to customary regulatory approvals and usual conditions, within one hundred and eighty (180) days from the end of the HRHCO Change of Control Election Period, and (ii) that Triples or the Permitted Sharp Transferee, on an ongoing basis, keeps HRHCO generally informed about its efforts to sell such Securities. If no sale to, and purchase by, or agreement with, a third party takes place within such one hundred and eighty (180) day period, Triples or the Permitted Sharp Transferee may not thereafter transfer such Securities without again following and being subject to this Section 4.3.

            (c) Any purported transfer in violation of this Section 4.3 shall be void AB INITIO, except that Triples and Permitted Sharp Transferees may sell Securities in each twelve-month period free of the restrictions contained in this Section 4.3 for aggregate consideration, during such period, of up to $1,000,000, it being understood that this exception shall not be available with respect to any sale of Securities if, as a result of such sale Sharp, or, after his death or incapacity, Permitted Sharp Transferees, would cease to own, directly or indirectly, Securities granting more than 50% of the voting rights attached to all voting securities of the Corporation.

            (d) In the event that Triples or Permitted Sharp Transferee(s) should offer for sale more than 50% of the MVS and HRHCO exercises its right to purchase such MVS pursuant to the terms of this Section 4.3, Triples or such Permitted Sharp Transferee(s) agree that HRHCO may, concurrently therewith, offer to acquire all remaining MVS, and make a tender offer for all issued and outstanding SVS on the same terms and conditions as set forth in the Offer Notice or the Offer Notice of Change of Control, for the purpose of maintaining the multiple voting feature of the MVS.

4.4 RIGHT OF CONCURRENT SALE. If Triples or a Permitted Sharp Transferee makes a Third Party Offer or a Third Party Offer for Control pursuant to Section 4.3 hereof, HRHCO shall have the right, at its sole option, to require that a proportionate amount of the Securities held by HRHCO be included in any sale to a third party on the same terms and conditions as those contained in the Third party Offer or a Third Party Offer for Control. If HRHCO wishes to exercise the right of concurrent sale in this Section 4.4, then it shall do so by notice to Triples or Permitted Sharp Transferee prior to the expiration of the HRHCO Election Period or HRHCO Change of Control Election Period, as the case may be. Triples or Permitted Sharp Transferees may, however, sell Securities in each twelve-month period (inclusive of the Securities sold under the similar exception under paragraph 4.3(c) hereof) free of the restrictions contained in this Section 4.4 for an aggregate consideration of $1,000,000, it being understood that this exception shall not be available with respect to any sale of Securities if, as a result of such sale, Sharp, or after his death or incapacity, Permitted Sharp Transferees would cease to own Securities granting more than 50% of the voting rights attached to all voting securities of the Corporation.

                                    ARTICLE V
                                     CLOSING

5.1 PROCEDURE AND CLOSING FOR SALE OF SECURITIES. The closing (the "Closing") of any sale or transfer of Securities pursuant to the procedure set forth in
Section 4.3 shall be held at the head office of the Corporation at 10:00 a.m., Toronto time, on the date stipulated herein for Closing, or at such other place, at such other time or on such other date as the parties thereto may agree, in accordance with the terms and conditions hereinafter set forth in this Section 5.1.

            At Closing, the selling Shareholder shall deliver to HRHCO the certificates representing the Securities being sold, which certificates shall be accompanied by a duly executed assignment of the Securities to HRHCO. Payment for any Securities purchased pursuant to the terms hereof will be made by way of wire transfer, bank draft or certified cheque, and payment for such Securities will, except as otherwise provided for herein, be made at Closing.

            At Closing, the selling Shareholder shall deliver to HRHCO good title to the Securities being sold, free from all mortgages, privileges, charges, security interests, claims, encumbrances and other rights of other of any nature whatsoever.

            If the selling Shareholder is obligated to sell its Securities pursuant to Section 4.3 and if the selling Shareholder fails to complete the transaction of purchase and sale, then the amount which HRHCO otherwise would be required to pay to the selling Shareholder at Closing may be deposited by HRHCO into a trust account in the name of the selling Shareholder at the bank branch used by the Corporation. Upon making such deposit and giving the selling Shareholder notice thereof, the purchase of the selling Shareholder's Securities by HRHCO shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and the securities to which HRHCO is entitled, shall be conclusively deemed to have been transferred and assigned to and vested in HRHCO. The selling Shareholder shall be entitled to receive the amount deposited in the trust account upon satisfying the selling Shareholder's obligations pursuant to this Section 5.1

                                   ARTICLE VI
                               SHARE CERTIFICATES

6.1 SHARE CERTIFICATES. Triples agrees to surrender the certificates representing MVS to the Corporation for the purpose of endorsing all such share certificates with a legend in substantially the form as follows:

            "OWNERSHIP, SALE, TRANSFER, DISPOSITION OR ALIENATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT DATED SEPTEMBER 26, 1994."

Sharp further agrees to surrender his Triples shares to Triples for the purpose of endorsing such share certificates with a similar inscription, and Triples agrees to so endorse such shares.

                                   ARTICLE VII
                               GENERAL PROVISIONS

7.1 TERMINATION OF AGREEMENT. This Agreement shall terminate upon the happening of any of the following events:

            (a)   upon the agreement in writing of all the Parties hereto; or

            (b) upon HRH, HRHCO or Permitted HRH Assignees ceasing to own at least 10% of the issued and outstanding SVS; or

            (c) upon Triples and Permitted Sharp Transferees ceasing to own Securities granting to such persons more than 50% of the voting rights attached to all voting securities of the Corporation.

7.2 NOTICES. Any notice or other document required or permitted under this Agreement shall be in writing and shall be given by delivery or sent by telecopier or similar telecommunications device (provided that receipt is verified by fax answerback) and addressed as follows:

            (c) in the case of Triples and Sharp, to:

                  Isadore Sharp
                  c/o Four Seasons Hotels Inc.
                  1165 Leslie Street
                  Toronto, Ontario, Canada
                  M3C 2K8

                  Telecopier:  (416) 441-4436

            with copies (which shall not constitute notice) to

                  Goodman & Goodman

                  250 Yonge Street
                  Suite 2400
                  Toronto, Ontario
                  Canada M5B 2M6

                  Attention:  Lorie Waisberg, Q.C.

                  Telecopier:  (416) 979-1234

            (b) in the case of HRHCO AND HRH, to:

                  His Royal Highness
                  Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud
                  P.O. Box 8653
                  Riyadh, 11492
                  Kingdom of Saudi Arabia

                  Telecopier:       011.966.1.481.1954
                              011.966.1.441.6102

            with copies (which shall not constitute notice) to:

                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 13th Street, N.W.
                  Washington, D.C.  20004
                  U.S.A.

                  Attention:  Mark E. Mazo
                              Alphonso A. Christian, II

                  Telecopier:  (202) 637-5910

            (c) in the case of the Corporation, to:

                  Four Seasons Hotels Inc.
                  1165 Leslie Street
                  Toronto, Ontario, Canada
                  M3C 2K8

                  Attention:  Secretary

                  Telecopier:  (416) 441-4436

            with copies (which shall not constitute notice) to:

                  Goodman & Goodman

                  250 Yonge Street
                  Suite 2400
                  Toronto, Ontario
                  Canada M5B 2M6

                  Attention:  Lorie Waisberg, Q.C.

                  Telecopier:  (416) 979-1234

            Any notice or document given as aforesaid shall be deemed to have been effectively given and received, if delivered, on the date of such delivery, or, if sent by telecopier or similar telecommunications device, to have been given and received on the next business day following such transmission. Any address for service many be changed by written notice given as aforesaid.

7.3 NEW SHAREHOLDER. This Agreement shall be executed by HRHCO and by any Person who shall from time to time become a Shareholder by signing a counterpart hereof in accordance with Schedule 7.3 annexed hereto. Each of such counterparts so executed shall be deemed to be an original and such counterparts together with this Agreement shall constitute one and the same instrument. No Personal shall become a Shareholder without first having executed a counterpart hereof in accordance with Schedule 7.3 annexed hereto.

7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

7.5 INDIVIDUAL RESPONSIBILITIES. Each of Sharp and HRH hereby unconditionally guarantees the full and punctual performance by Triples and HRHCO, respectively, of all obligations of such entity under this Agreement. Each of Sharp and HRH further agrees to carry out and be bound by this Agreement to the full extent that he has the capacity to do so.

7.6 SECURITIES. References to Securities include any securities into which the Securities may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of such Securities.

7.7 EFFECTIVENESS OF AGREEMENT. This Agreement shall only become effective upon HRHCO taking up and paying for MVS and SVS in accordance to the Tender Agreement.

            IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date and at the place first hereinabove mentioned.

                        TRIPLES HOLDINGS LIMITED



                        Per:   /S/
                        -------------------------------------------

                        KINGDOM INVESTMENTS INC.
                        (HRHCO)


                        Per:   /S/Faissal M. Fahaal
                       -------------------------------------------
                        Faissal M. Fahaal
                        Vice President



                             /S/ISADORE SHARP
                        --------------------------------------------------
                        Isadore Sharp


                        /S/PRINCE ALWALEED BIN TALAL BIN ABDULAZIZ AL SAUD
                        --------------------------------------------------
                        HRH Prince Alwaleed Bin
                        Talal Bin Abdulaziz Al Saud


Four Seasons Hotels, Inc.
(the "Corporation") hereby acknowledges
receiving a copy of this Agreement and
having cognizance of its terms and
conditions. The Corporation further intends to place the legend described in Article VI on the certificates representing MVS and to give appropriate instructions to the
Corporation's transfer agent to implement the transfer restrictions set forth in this Agreement.

FOUR SEASONS HOTELS, INC.


Per:        /S/
      -------------------------------------

                                  SCHEDULE 7.3
                                  COUNTERPART

            THIS INSTRUMENT forms part of the Shareholders Agreement (the "Agreement") made as of the 26th day of September, 1994, among Triples Holdings Limited, HRHCO, Isadore Sharp, His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud, and Four Seasons Hotels, Inc. which Agreement permits execution by counterpart. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule I) and having read the said Agreement in its entirety, and for good and valuable consideration, receipt of sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned and such terms and condition shall enure to the benefit of and be binding upon the undersigned, his or her heirs, executors, administrators, successors and permitted assigns, provided that the foregoing is binding on the undersigned only if the undersigned wishes to and does realize on its security in the Securities.

            IN WITNESS WHEREOF, the undersigned has executed this instrument
this    day of    , 2001.

                                       THE BANK OF NOVA SCOTIA



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                 AMENDMENT NO. 1

                            TO SHAREHOLDERS AGREEMENT

            AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT ("Amendment") is made with effect as of the ____ day of ______________ 1997, by and among Triples Holdings Limited, an Ontario corporation, ("Triples"), Kingdom, Investments, Inc., a Barbados corporation ("HRHCO"), Isadore Sharp, an individual residing in Toronto, Ontario, Canada ("Sharp"), and His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud ("HRH").

            WITNESSETH THAT:

            WHEREAS, Triples, HRHCO, Sharp and HRH are parties to a certain Shareholders Agreement made the 26th day of September, 1994 (the "Agreement") relating to Four Seasons Hotels, Inc., an Ontario corporation (the "Corporation"); and

            WHEREAS, the parties desire to clarify the circumstances in which a reduction in the proportionate ownership of the Limited Voting Shares of the Corporation by HRH, HRHCO, and Permitted HRH Assignees (as defined in the Agreement) would result in the termination of the Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, as amended hereby, the parties hereto hereby agree as follows:

            1. Section 7.1(b) of the Agreement is hereby amended and restated as follows:

               (b) upon HRH, HRHCO or Permitted HRH Assignees ceasing to own at least 10% of the issued and outstanding SVS, provided that any dilution of their shareholding percentages caused by the Corporation's issuance of additional SVS (other than PRO RATA to holders of SVS on a basis that does not require additional investment by those holders) shall be disregarded in determining whether the aforementioned 10% interest ceases to be owned; or

            2. The amended language set forth in this Agreement shall have retroactive effect to the date of the Agreement.

            3. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.

            4. This Amendment may be signed in any number of counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment, with effect as of the date set forth above, intending to be bound by all the terms hereof.

                                      TRIPLES HOLDINGS LIMITED


                                      Per:      /s/ Isadore Sharp
                                                -------------------------------
                                      Title:


                                      KINGDOM INVESTMENTS INC.


                                      Per:      /s/
                                                -------------------------------
                                      Title:


                                      Isadore Sharp

                                                /s/ Isadore Sharp
                                     -----------------------------------------


                                     His Royal Highness Prince Alwaleed
                                     Bin Talal Bin Abdulaziz Al Saud

                                     /s/ HRH Prince Alwaleed Bin Talal Bin
                                     -----------------------------------------
                                         Abdulaziz Al Saud
                                     -----------------------------------------